Exhibit 99.1

Tenneco Reports Second Quarter Earnings

LAKE FOREST, Ill.--(BUSINESS WIRE)--Tenneco Inc. (NYSE:TEN):

  Reports global revenues of $1.65 billion on strong Europe and Asia-Pacific sales
  Combined Europe segment and Asia Pacific EBIT up 10% year-over-year
  Expects $10 million in annualized savings from initial restructuring to address North American industry changes
  New off-road commercial vehicle business announced

Tenneco Inc. (NYSE:TEN) reported second quarter net income of $13 million, or 26-cents per diluted share, compared with $41 million, or 85-cents per diluted share, in second quarter 2007. Adjusted for the items below, net income was $34 million, or 71-cents per diluted share, versus $42 million, or 88-cents per diluted share a year ago. The tables in this press release reconcile GAAP results to non-GAAP results.

EBIT (earnings before interest, taxes and minority interest) was $75 million, versus $103 million a year ago. Solid profit improvements in the company’s Europe and Asia Pacific segments partially offset lower profitability in North America due to significant industry OE production cuts and customer changeover costs for new aftermarket business. Adjusted EBIT was $88 million, compared with $105 million in second quarter 2007. EBITDA including minority interest (EBIT before depreciation and amortization) was $132 million versus $153 million the previous year. Adjusted EBITDA including minority interest was $145 million compared with $155 million a year ago.

“Our strong performance in Europe, South America and Asia this quarter partially offset the impact from tough market conditions in North America, marked by a vehicle mix shift away from light trucks and SUVs and a 15% decline in industry OE production volumes,” said Gregg Sherrill, chairman and CEO, Tenneco. “We responded quickly to market changes by aggressively reducing costs across the entire organization and flexing operations at our North American plants as quickly as feasible to adjust to declining customer production schedules.”

Adjusted second quarter 2008 and 2007 results:

	Q2 2008				Q2 2007
	EBITDA	EBIT	Net Income	Per Share	EBITDA	EBIT	Net Income	Per Share
Earnings Measures	$ 132	$ 75	$ 13	$ 0.26	$ 153	$ 103	$ 41	$ 0.85

Adjustments (reflects non-GAAP measures):
Restructuring and restructuring related expenses	6	6	4	0.08	2	2	1	0.03
New Aftermarket customer changeover costs	7	7	4	0.09	-	-	-	-
Tax Adjustments	-	-	13	0.28	-	-	-	-

Non-GAAP earnings measures	$ 145	$ 88	$ 34	$ 0.71	$ 155	$ 105	$ 42	$ 0.88

Second quarter 2008 adjustments:

  Restructuring and related expenses of $6 million pre-tax, or 8-cents per diluted share;
  Aftermarket customer changeover costs of $7 million pre-tax, or 9-cents per diluted share related to new aftermarket business (expenses incurred to replace competitors’ products with Tenneco products);
  Non-cash tax expense of $13 million, or 28-cents per diluted share, for tax liabilities related to changes in inter-company billing arrangements.

Second quarter 2007 adjustments:

  Restructuring and related expenses of $2 million pre-tax, or 3-cents per diluted share.

Second quarter revenue was $1.651 billion, compared with $1.663 billion a year ago. Substrate sales in the quarter declined to $401 million from $460 million the previous year. Excluding substrate sales and a currency benefit of $115 million, revenue was $1.161 billion, down 3% from $1.203 billion in second quarter 2007. The revenue decline was driven by lower North America OE revenues due to lower production volumes, a rapid vehicle mix shift and the American Axle strike, which extended two months into the quarter, all of which was compounded by strikes at GM plants producing crossover vehicles and the Chevrolet Malibu.

Cash provided by operations in the quarter was $61 million versus $67 million a year ago. Cash used for working capital was about the same year-over-year. A higher level of securitized accounts receivable in second quarter 2008 offset the impact from lower earnings in the quarter.

At quarter-end, debt net of cash balances was $1.328 billion, compared with $1.282 billion at the end of second quarter 2007. Cash balances were $164 million versus $168 million the prior year. Total debt was $1.492 billion versus $1.450 billion a year ago. At the end of the quarter, the ratio of debt net of cash balances to adjusted LTM (last twelve months) EBITDA including minority interest was 2.8x, compared with 2.9x at the end of second quarter 2007.

Gross margin in the quarter was 16.2% compared with 17.2% in the second quarter 2007. The decline was more than driven by the decline in North America OE production and the mix shift away from light trucks and SUVs. Gross margin included $3 million in restructuring-related expenses in the second quarter 2008, compared to $2 million in second quarter 2007.

Steel costs in the quarter were $17 million higher than one year ago driven by increasing surcharges for chrome purchases in North America. The company is addressing these increases with cost reductions, aftermarket price increases and OE customer recovery efforts.

SGA&E (selling, general, administrative and engineering) expense in the quarter was 8.2% of sales versus 8.0% a year ago, as stepped up cost management actions were offset by $7 million in customer changeover costs for new business and $3 million for restructuring. SGA&E as a percent of sales was also impacted by lower than planned revenue due to the significant drop in North America OE production including the impact of strikes. The company continued to make the necessary planned engineering investments globally for future new business.

NORTH AMERICA

  OE revenue was $516 million, down from $661 million a year ago. Excluding substrate sales, revenue was down 18% year-over-year to $324 million from $395 million. Most of the revenue decline occurred in the emission control business, which saw a 23% drop in revenue excluding substrate sales, due to the significant reduction in customer light truck production. Ride control revenue declined 8% as the $12 million in passenger car-related revenue generated in June at the recently acquired Kettering, Ohio ride control operations partially offset the impact of significantly lower light truck and SUV production.
  Aftermarket revenue was up 6% year-over-year to $158 million from $149 million, primarily driven by $6 million in ride control and exhaust product sales to new customers. Excluding favorable currency, revenue was $156 million.
  EBIT for North America operations was $17 million, compared with $50 million a year ago. Excluding the impact of restructuring and aftermarket customer changeover costs for new business, EBIT was $25 million versus $50 million in second quarter 2007.
  The adjusted EBIT decrease was due to the OE vehicle mix shift and industry production volume declines that significantly offset the benefit from higher aftermarket sales and lower SG&A spending. Adjusted EBIT was negatively impacted by:
--	The lower sales to OE customers due to light truck and SUV production declines as well as strikes during the quarter. This also negatively impacted Tenneco's mix. Together, these factors accounted for a $27 million EBIT decline.
--	Manufacturing absorption driven by significant downward changes to customer production schedules, which reduced EBIT by an additional $12 million.
--	Higher depreciation expense of $2 million resulting from capital expenditures made to support the 2007 emission control platform launches.
  Partially offsetting these declines were the positive benefits of:
--	Higher aftermarket volumes and 2008 OE platform launches in both the emission control and ride control businesses, contributing $9 million in year-over-year EBIT improvement.
--	Focused spending reduction efforts to help counter the eroding North America industry environment, predominantly in lower SG&A costs.

EUROPE, SOUTH AMERICA AND INDIA

  Europe OE revenue was $578 million, up from $513 million a year ago. Excluding the impact of substrate sales and favorable currency, revenue was $370 million, versus $367 million the prior year. The year-over-year revenue comparison also reflects $7 million less in alloy surcharge cost recovery, driven by lower nickel prices. The increased revenue in the quarter included ride control business on vehicles like the VW Passat and Mercedes C-class - both with CES technology – and emission control platforms including the BMW 1 and 3 series, Mini and VW Golf.
  Europe aftermarket revenue was $129 million compared with $124 million a year ago. Excluding the impact of favorable currency, revenue was $114 million. Lower exhaust product sales drove down revenue and were the result of overall exhaust market declines.
  South America and India revenue increased to $108 million from $81 million a year ago, driven by strong aftermarket sales and OE volumes in South America. Excluding substrate sales and currency, revenue was $82 million up from $70 million.
  EBIT for Europe, South America and India increased to $48 million, up year-over-year from $45 million. Adjusted for restructuring in each quarter, EBIT was $51 million, compared with $47 million the prior year. The increase was driven by OE volume increases, strong operational improvements and $2 million in favorable currency, which more than offset the impact from lower Europe aftermarket sales.

ASIA PACIFIC

  Asia revenue increased 23% to $105 million from $85 million the prior year. Excluding substrate sales and favorable currency, revenue was $68 million versus $55 million. The increase was due to strong OE volumes in China, which drove China revenue up 23% year-over-year.
  Australia revenue was up 13% to $57 million from $50 million a year ago, driven by higher OE production. Excluding substrate sales and currency, revenue was $47 million versus $43 million.
  Asia Pacific EBIT was $10 million, up from $8 million a year ago. Adjusted for $2 million in restructuring costs in second quarter 2008, EBIT was $12 million, versus $8 million. The increase was driven by strong OE volumes in China, operational improvements and $1 million in favorable currency.

OUTLOOK

Tenneco expects ongoing production volatility in the North America market as its OE customers continue to adjust production schedules to overall weak vehicle sales and the mix shift away from light trucks and SUVs. Although Europe economic indicators are weakening, the company expects overall European production to remain relatively stable in the third quarter with weakening Western Europe industry sales continuing to be offset by Eastern Europe. In China, the company anticipates slowing overall industry growth. Tenneco also expects global aftermarket conditions to remain flat to slightly down.

Tenneco updates its global original equipment revenue guidance annually; however, the company announced today that the guidance provided in its fourth quarter 2007 earnings release is no longer applicable given the challenging economic conditions facing the automotive industry in North America and around the world. The company is not providing a specific update to its 2008 and 2009 guidance due to the volatility of market conditions in North America and the uncertainties around customer restructurings and plant shut-downs.

In response to the downturn in North American production, Tenneco earlier this week implemented initial restructuring initiatives across its North America OE business units, resulting in the elimination of about 6% of its salaried staff (about 75 salaried positions) through voluntary and involuntary severance programs. The company expects these actions will generate $7 million in annualized savings. In June, the company eliminated 25 salaried positions within its North American aftermarket business unit (7% of its aftermarket salaried staff), which the company expects will result in an additional $3 million in annualized savings. The company recognized $1 million in restructuring expense related to these actions in the second quarter and expects an additional $5 million in restructuring expense in the third quarter.

Tenneco continues to adjust its hourly staff levels at its North American plants in conjunction with customer production schedules. The company is also reviewing its longer-term North American capacity requirements, needing to balance the negative impact of recent light vehicle customer announcements regarding manufacturing operations changes and plant closings with Tenneco’s capacity needs to accommodate its fast-growing commercial vehicle business.

“We continue to closely monitor industry conditions on a regional basis and will take the additional steps necessary to match our operations to the market,” Sherrill said. “In the near term, we are committed to making the right changes, particularly in North America, without compromising our long-term growth opportunities.”

GROWTH

The company reiterates its expectations to achieve an average compounded annual OE revenue growth rate of 11% to 13% between 2008 and 2012. Tenneco expects half of this growth to be generated in the commercial vehicle market with significant new emissions control business for on-road and off-road applications.

To date, the company has been awarded 37 development or production contracts globally to supply diesel after-treatment technologies to meet stricter emissions regulations that take effect in various regions of the world starting in 2010. These include 21 commercial vehicle contracts for on-road and off-road (construction and agriculture) applications; 15 light vehicle contracts; and one contract to meet locomotive regulations.

Yesterday, the company announced that it is working with Caterpillar Inc. to develop and produce diesel engine after-treatment systems for Caterpillar engines. Tenneco’s advanced after-treatment systems, along with Caterpillar’s leading engine emissions reduction technology, will be used globally to meet stricter diesel emissions regulations that phase in beginning in 2011.

Tenneco continues to win new business in the expanding BRIC markets and is continuing its strong position in North America relative to the emissions control requirements for half-ton and three-quarter ton diesel pick-up trucks.

“Our growth prospects remain robust thanks to our advanced technology to meet future environmental regulations, which is driving more emission control business in both the light vehicle and commercial vehicle segments worldwide,” Sherrill said. “Coupled with our unmatched global manufacturing footprint, which is generating new ride control and emission control business in the growth economies of Eastern Europe, as well as Brazil, Russia, India and China, we remain confident in our projection to grow our global OE revenues at an average compounded annual growth rate of 11% to 13% over the next five years.”

Attachment 1:

Statements of Income – 3 Months

Statements of Income – 6 Months

Balance Sheets

Statements of Cash Flow – 3 Months

Statements of Cash Flow – 6 Months

Attachment 2:

Reconciliation of GAAP Net Income to EBITDA including minority interest – 3 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months

Reconciliation of GAAP Net Income to EBITDA including minority interest – 6 Months

Reconciliation of GAAP to Non-GAAP Earnings Measures – 6 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months

Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 6 Months

Reconciliation of Non-GAAP Measures – Ratio of Debt Net of Cash to Adjusted EBITDA including minority interest – LTM

CONFERENCE CALL

The company will host a conference call on Thursday, July 31, 2008 at 11:00 a.m. EDT. The dial-in number is 888-790-1408 (domestic) or 773-756-0157 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on July 31, 2008. To access this recording, dial 800-294-0991 (domestic) or 402-220-9753 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is a $6.2 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 21,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “hopes,” “may,” “expects,” “anticipate,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products;

(ii) the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers;

(iii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(iv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products;

(v) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(vi) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries;

(vii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;

(viii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets and the credit ratings of the company's debt;

(ix) the cost and outcome of existing and any future legal proceedings, and compliance with changes in regulations, including environmental regulations;

(x) workforce factors such as strikes or labor interruptions;

(xi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xii) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs;

(xiii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xiv) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and

(xv) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2007. Please see “Outlook” under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the company’s form 10-K for the year ended December 31, 2007 for information regarding the company’s revenue projection. Further information can be found on the company's web site at www.tenneco.com.

ATTACHMENT 1

TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2008		2007
Net sales and operating revenues	$ 1,651		$ 1,663

Costs and Expenses
Cost of Sales (exclusive of depreciation shown below)	1,383	(a)	1,377	(d)
Engineering, Research and Development	34		29
Selling, General and Administrative	102	(a) (b)	104
Depreciation and Amortization of Other Intangibles	57		50
Total Costs and Expenses	1,576		1,560

Loss on sale of receivables	(2)		(3)
Other Income (Expense)	2		3
Total Other Income (Expense)	-		-

Income before Interest Expense,
Income Taxes, and Minority Interest
North America	17	(a) (b)	50
Europe, South America & India	48	(a)	45	(d)
Asia Pacific	10	(a)	8
	75		103
Less:
Interest expense (net of interest capitalized)	33		40
Income tax expense	27	(c)	20
Minority interest	2		2
Net Income	13		41

Average common shares outstanding:
Basic	46.4		45.8
Diluted	47.7		47.7

Earnings per share of common stock:
Basic	$ 0.26		$ 0.89
Diluted	$ 0.26		$ 0.85

(a) Includes restructuring and restructuring related charges of $6 million pre-tax, $4 million after tax or $0.08 per diluted share. Of the adjustment $3 million is recorded in cost of sales and $3 million is recorded in SG&A. Geographically, $1 million is recorded in North America, $3 million in Europe, South America and India and $2 million in Asia Pacific.

(b) Includes customer changeover costs of $7 million pre-tax, $4 million after-tax or $0.09 per diluted share.

(c) Includes a $13 million or $0.28 per diluted share charge for tax adjustments.

(d) Includes restructuring and restructuring related charges of $2 million pre-tax, $1 million after tax or $0.03 per diluted share, which is recorded in cost of sales in Europe, South America and India.

ATTACHMENT 1

TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
SIX MONTHS ENDED JUNE 30,
(Millions except per share amounts)

	2008		2007
Net sales and operating revenues	$ 3,211		$ 3,063

Costs and Expenses
Cost of Sales (exclusive of depreciation shown below)	2,709	(a)	2,556	(d)
Engineering, Research and Development	70		56
Selling, General and Administrative	207	(a) (b)	199	(d)
Depreciation and Amortization of Other Intangibles	112		98
Total Costs and Expenses	3,098		2,909

Loss on sale of receivables	(4)		(5)
Other Income (Expense)	5		3
Total Other Income (Expense)	1		(2)

Income before Interest Expense,
Income Taxes, and Minority Interest
North America	26	(a) (b)	80	(d)
Europe, South America & India	73	(a)	58	(d)
Asia Pacific	15	(a)	14
	114		152
Less:
Interest expense (net of interest capitalized)	58		80	(e)
Income tax expense	32	(c)	22
Minority interest	5		4
Net Income	19		46

Average common shares outstanding:
Basic	46.3		45.6
Diluted	47.7		47.4

Earnings per share of common stock:
Basic	$ 0.40		$ 1.00
Diluted	$ 0.39		$ 0.96

(a) Includes restructuring and restructuring related charges of $10 million pre-tax, $7 million after tax or $0.14 per diluted share. Of the adjustment $6 million is recorded in cost of sales and $4 million is recorded in SG&A. Geographically, $2 million is recorded in North America, $6 million in Europe, South America and India and $2 million in Asia Pacific.

(b) Includes customer changeover costs of $7 million pre-tax, $4 million after-tax or $0.09 per diluted share.

(c) Includes a $14 million or $0.29 per diluted share charge for tax adjustments

(d) Includes restructuring and restructuring related charges of $4 million pre-tax, $2 million after tax or $0.06 per diluted share, of which $3 million is recorded in cost of sales and $1 million is recorded in SGA&E. Geographically, $1 million is recorded in North America and $3 million in Europe, South America and India.

(e) Includes a pre-tax expense of $5 million, $4 million after-tax or $0.07 per diluted share related to the write off of debt issuance costs from the debt refinancing in March 2007.

ATTACHMENT 1

TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		June 30, 2008		December 31, 2007

Assets

	Cash and Cash Equivalents	$ 164		$ 188

	Receivables, Net	924	(a)	757	(a)

	Inventories	621		539

	Other Current Assets	214		157

	Investments and Other Assets	725		764

	Plant, Property, and Equipment, Net	1,244		1,185

	Total Assets	$ 3,892		$ 3,590

Liabilities and Shareholders' Equity

	Short-Term Debt	$ 46		$ 46

	Accounts Payable	1,074		987

	Accrued Taxes	50		41

	Accrued Interest	21		22

	Other Current Liabilities	284		262

	Long-Term Debt	1,446	(b)	1,328	(b)

	Deferred Income Taxes	78		114

	Deferred Credits and Other Liabilities	370		359

	Minority Interest	33		31

	Total Shareholders' Equity	490		400

	Total Liabilities and Shareholders' Equity	$ 3,892		$ 3,590

		June 30, 2008		December 31, 2007
(a)	Accounts Receivables net of:
	Accounts receivables securitization programs	$ 216		$ 157

		June 30, 2008		December 31, 2007
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$ 288		$ 169
	Term loan A (Due 2012)	150		150
	10.25% senior notes (Due 2013)	250		251
	8.625% subordinated notes (Due 2014)	500		500
	8.125% senior notes (Due 2015)	250		250
	Other long term debt	8		8

		$ 1,446		$ 1,328

ATTACHMENT 1

Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	June 30,
	2008	2007

Operating activities:
Net income	$ 13	$ 41
Adjustments to reconcile net income to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	57	50
Stock-based compensation	2	2
Deferred income taxes	(13)	(10)
Loss on sale of assets	3	1
Changes in components of working capital (net of acquisition)-
(Inc.)/dec. in receivables	(61)	(111)
(Inc.)/dec. in inventories	(4)	3
(Inc.)/dec. in prepayments and other current assets	(22)	(13)
Inc./(dec.) in payables	29	91
Inc./(dec.) in taxes accrued	26	-
Inc./(dec.) in interest accrued	(10)	2
Inc./(dec.) in other current liabilities	26	13
Other	15	(2)
Net cash provided by operating activities	61	67

Investing activities:
Proceeds from sale of assets	1	1
Cash payments for plant, property & equipment	(64)	(36)
Cash payments for software-related intangibles	(3)	(4)
Acquisition of business	(19)	-
Investments and other	-	1
Net cash used by investing activities	(85)	(38)

Financing activities:
Issuance of common shares	-	2
Retirement of long-term debt	-	(2)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt	30	(7)
Distribution to minority interest partners	(2)	-
Other	-	(1)
Net cash provided (used) by financing activities	28	(8)

Effect of foreign exchange rate changes on cash and cash equivalents	(1)	11

Increase in cash and cash equivalents	3	32
Cash and cash equivalents, April 1	161	136
Cash and cash equivalents, June 30	$ 164	$ 168

Cash paid during the period for interest	$ 39	$ 35
Cash paid during the period for income taxes	12	20

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$ 22	$ 15

ATTACHMENT 1

Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Six Months Ended
	June 30,
	2008	2007

Operating activities:
Net income	$ 19	$ 46
Adjustments to reconcile net income to net cash provided (used) by operating activities -
Depreciation and amortization of other intangibles	112	98
Stock-based compensation	5	4
Deferred income taxes	(18)	(13)
Loss on sale of assets	5	3
Changes in components of working capital (net of acquisition)-
(Inc.)/dec. in receivables	(148)	(312)
(Inc.)/dec. in inventories	(47)	(71)
(Inc.)/dec. in prepayments and other current assets	(40)	(24)
Inc./(dec.) in payables	45	241
Inc./(dec.) in taxes accrued	25	(4)
Inc./(dec.) in interest accrued	(1)	(3)
Inc./(dec.) in other current liabilities	11	19
Other	26	(10)
Net cash used by operating activities	(6)	(26)

Investing activities:
Proceeds from sale of assets	2	1
Cash payments for plant, property & equipment	(127)	(75)
Cash payments for software-related intangibles	(8)	(11)
Acquisition of business	(19)	-
Investments and other	-	2
Net cash used by investing activities	(152)	(83)

Financing activities:
Issuance of common shares	1	4
Issuance of long-term debt	-	150
Debt issuance costs on long-term debt	-	(6)
Retirement of long-term debt	(3)	(359)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt	121	273
Distribution to minority interest partners	(4)	(1)
Net cash provided by financing activities	115	61

Effect of foreign exchange rate changes on cash and cash equivalents	19	14

Decrease in cash and cash equivalents	(24)	(34)
Cash and cash equivalents, January 1	188	202
Cash and cash equivalents, June 30	$ 164	$ 168

Cash paid during the period for interest	$ 61	$ 77
Cash paid during the period for income taxes	24	28

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$ 22	$ 15

ATTACHMENT 2

TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA(2) BEFORE MINORITY INTEREST
Unaudited

	Q2 2008
	North	Europe	Asia
	America	& SA	Pacific	Total
Net income				$ 13

Minority interest				2

Income tax expense				27

Interest expense (net of interest capitalized)				33

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$ 17	$ 48	$ 10	75

Depreciation and amortization of other intangibles	27	26	4	57

Total EBITDA including minority interest(2)	$ 44	$ 74	$ 14	$ 132

	Q2 2007
	North	Europe	Asia
	America	& SA	Pacific	Total
Net income				$ 41

Minority interest				2

Income tax expense				20

Interest expense (net of interest capitalized)				40

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$ 50	$ 45	$ 8	103

Depreciation and amortization of other intangibles	25	21	4	50

Total EBITDA including minority interest(2)	$ 75	$ 66	$ 12	$ 153
(1) Generally Accepted Accounting Principles

(2) EBITDA including minority interest represents income before interest expense, income taxes, minority interest and depreciation and amortization.  EBITDA including minority interest is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including minority interest calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including minority interest should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including minority interest because it regularly reviews EBITDA including minority interest as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including minority interest for similar purposes.  Tenneco also believes EBITDA including minority interest assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including minority  interest measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2

TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	Q2 2008				Q2 2007
	EBITDA (3)	EBIT	Net Income	Per Share	EBITDA (3)	EBIT	Net Income	Per Share
Earnings Measures	$ 132	$ 75	$ 13	$ 0.26	$ 153	$ 103	$ 41	$ 0.85

Adjustments (reflect non-GAAP measures):
Restructuring and restructuring related expenses	6	6	4	0.08	2	2	1	0.03
New aftermarket customer changeover costs (4)	7	7	4	0.09	-	-	-	-
Net tax adjustments	-	-	13	0.28	-	-	-	-

Non-GAAP earnings measures	$ 145	$ 88	$ 34	$ 0.71	$ 155	$ 105	$ 42	$ 0.88

					Q2 2008
					North	Europe	Asia
					America	& SA	Pacific	Total
EBIT					$ 17	$ 48	$ 10	$ 75
Restructuring and restructuring related expenses					1	3	2	6
New aftermarket customer changeover costs (4)					7	-	-	7

Adjusted EBIT					$ 25	$ 51	$ 12	$ 88

					Q2 2007
					North	Europe	Asia
					America	& SA	Pacific	Total
EBIT					$ 50	45	$ 8	$ 103
Restructuring and restructuring related expenses					-	2	-	2

Adjusted EBIT					$ 50	$ 47	$ 8	$ 105
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the second quarters of 2008 and 2007 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including minority interest represents income before interest expense, income taxes, minority interest and depreciation and amortization.  EBITDA including minority interest is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including minority interest calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including minority interest should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including minority interest because it regularly reviews EBITDA including minority interest as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including minority interest for similar purposes.  Tenneco also believes EBITDA including minority interest assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including minority interest measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Represents costs associated with changing new aftermarket customers from their prior suppliers to an inventory of our products. Although our aftermarket business regularly incurs changeover costs, we specifically identify in the table above the changeover costs that, based on the size or number of customers involved, we believe are of an unusual nature for the time period in which they were incurred.

ATTACHMENT 2

TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA(2) BEFORE MINORITY INTEREST
Unaudited

	YTD 2008
	North	Europe	Asia
	America	& SA	Pacific	Total
Net income				$ 19

Minority interest				5

Income tax expense				32

Interest expense (net of interest capitalized)				58

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$ 26	$ 73	$ 15	114

Depreciation and amortization of other intangibles	53	50	9	112

Total EBITDA including minority interest(2)	$ 79	$ 123	$ 24	$ 226

	YTD 2007
	North	Europe	Asia
	America	& SA	Pacific	Total
Net income				$ 46

Minority interest				4

Income tax expense				22

Interest expense (net of interest capitalized)				80

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	$ 80	$ 58	$ 14	152

Depreciation and amortization of other intangibles	48	42	8	98

Total EBITDA including minority interest(2)	$ 128	$ 100	$ 22	$ 250
(1) Generally Accepted Accounting Principles

(2) EBITDA including minority interest represents income before interest expense, income taxes, minority interest and depreciation and amortization.  EBITDA including minority interest is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including minority interest calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including minority interest should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including minority interest because it regularly reviews EBITDA including minority interest as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including minority interest for similar purposes.  Tenneco also believes EBITDA including minority interest assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including minority interest measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2

TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	YTD 2008				YTD 2007
	EBITDA (3)	EBIT	Net Income	Per Share	EBITDA (3)	EBIT	Net Income	Per Share
Earnings Measures	$ 226	$ 114	$ 19	$ 0.39	$ 250	$ 152	$ 46	$ 0.96

Adjustments (reflect non-GAAP measures):
Restructuring and restructuring related expenses	10	10	7	0.14	4	4	2	0.06
New aftermarket customer changeover costs (4)	7	7	4	0.09	-	-	-	-
Charges related to refinancing activities	-	-	-	-	-	-	4	0.07
Tax Adjustments	-	-	14	0.29	-	-	-	-

Non-GAAP earnings measures	$ 243	$ 131	$ 44	$ 0.91	$ 254	$ 156	$ 52	$ 1.09

					YTD 2008
					North	Europe	Asia
					America	& SA	Pacific	Total
EBIT					$ 26	$ 73	$ 15	$ 114
Restructuring and restructuring related expenses					2	6	2	10
New aftermarket customer changeover costs (4)					7	-	-	7

Adjusted EBIT					$ 35	$ 79	$ 17	$ 131

					YTD 2007
					North	Europe	Asia
					America	& SA	Pacific	Total
EBIT					$ 80	58	$ 14	$ 152
Restructuring and restructuring related expenses					1	3	-	4

Adjusted EBIT					$ 81	$ 61	$ 14	$ 156
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first six months of 2008 and 2007 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including minority interest represents income before interest expense, income taxes, minority interest and depreciation and amortization.  EBITDA including minority interest is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including minority interest calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including minority interest should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including minority interest because it regularly reviews EBITDA including minority interest as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including minority interest for similar purposes.  Tenneco also believes EBITDA including minority interest assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including minority interest measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Represents costs associated with changing new aftermarket customers from their prior suppliers to an inventory of our products. Although our aftermarket business regularly incurs changeover costs, we specifically identify in the table above the changeover costs that, based on the size or number of customers involved, we believe are of an unusual nature for the time period in which they were incurred.

ATTACHMENT 2

TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES (1)
Unaudited

	Q2 2008
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 121	$ -	$ 121	$ -	$ 121
Exhaust	395	-	395	192	203
Total North America Original Equipment	516	-	516	192	324

North America Aftermarket
Ride Control	114	1	113	-	113
Exhaust	44	1	43	-	43
Total North America Aftermarket	158	2	156	-	156

Total North America	674	2	672	192	480

Europe Original Equipment
Ride Control	131	16	115	-	115
Exhaust	447	54	393	138	255
Total Europe Original Equipment	578	70	508	138	370

Europe Aftermarket
Ride Control	69	8	61	-	61
Exhaust	60	7	53	-	53
Total Europe Aftermarket	129	15	114	-	114

South America & India	108	11	97	15	82

Total Europe, South America & India	815	96	719	153	566

Asia	105	10	95	27	68

Australia	57	7	50	3	47

Total Asia Pacific	162	17	145	30	115

Total Tenneco Inc.	$ 1,651	$ 115	$ 1,536	$ 375	$ 1,161

	Q2 2007
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 132	$ -	$ 132	$ -	$ 132
Exhaust	529	-	529	266	263
Total North America Original Equipment	661	-	661	266	395

North America Aftermarket
Ride Control	110	-	110	-	110
Exhaust	39	-	39	-	39
Total North America Aftermarket	149	-	149	-	149

Total North America	810	-	810	266	544

Europe Original Equipment
Ride Control	107	-	107	-	107
Exhaust	406	-	406	146	260
Total Europe Original Equipment	513	-	513	146	367

Europe Aftermarket
Ride Control	61	-	61	-	61
Exhaust	63	-	63	-	63
Total Europe Aftermarket	124	-	124	-	124

South America & India	81	-	81	11	70

Total Europe, South America & India	718	-	718	157	561

Asia	85	-	85	30	55

Australia	50	-	50	7	43

Total Asia Pacific	135	-	135	37	98

Total Tenneco Inc.	$ 1,663	$ -	$ 1,663	$ 460	$ 1,203
(1) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2

TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES (1)
Unaudited

	YTD 2008
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 233	$ -	$ 233	$ -	$ 233
Exhaust	833	2	831	409	422
Total North America Original Equipment	1,066	2	1,064	409	655

North America Aftermarket
Ride Control	212	2	210	-	210
Exhaust	79	2	77	-	77
Total North America Aftermarket	291	4	287	-	287

Total North America	1,357	6	1,351	409	942

Europe Original Equipment
Ride Control	260	33	227	-	227
Exhaust	873	109	764	272	492
Total Europe Original Equipment	1,133	142	991	272	719

Europe Aftermarket
Ride Control	116	14	102	-	102
Exhaust	100	12	88	-	88
Total Europe Aftermarket	216	26	190	-	190

South America & India	202	22	180	28	152

Total Europe, South America & India	1,551	190	1,361	300	1,061

Asia	195	19	176	54	122

Australia	108	14	94	9	85

Total Asia Pacific	303	33	270	63	207

Total Tenneco Inc.	$ 3,211	$ 229	$ 2,982	$ 772	$ 2,210

	YTD 2007
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$ 265	$ -	$ 265	$ -	$ 265
Exhaust	905	-	905	432	473
Total North America Original Equipment	1,170	-	1,170	432	738

North America Aftermarket
Ride Control	208	-	208	-	208
Exhaust	75	-	75	-	75
Total North America Aftermarket	283	-	283	-	283

Total North America	1,453	-	1,453	432	1,021

Europe Original Equipment
Ride Control	214	-	214	-	214
Exhaust	793	-	793	284	509
Total Europe Original Equipment	1,007	-	1,007	284	723

Europe Aftermarket
Ride Control	100	-	100	-	100
Exhaust	104	-	104	-	104
Total Europe Aftermarket	204	-	204	-	204

South America & India	151	-	151	19	132

Total Europe, South America & India	1,362	-	1,362	303	1,059

Asia	155	-	155	56	99

Australia	93	-	93	12	81

Total Asia Pacific	248	-	248	68	180

Total Tenneco Inc.	$ 3,063	$ -	$ 3,063	$ 803	$ 2,260

(1) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales which the company previously referred to as pass-through sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2

TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES (7)
Debt net of cash / Adjusted EBITDA including minority interest - 12 months

		Quarter Ended June 30

		2008		2007

Total debt		$ 1,492		$ 1,450

Cash and cash equivalents		164		168

Debt net of cash balances (1)		1,328		1,282

Adjusted EBITDA including minority interest (2) (3)		476		438

Ratio of net debt to adjusted EBITDA including minority interest (4)		2.8x		2.9x

	Q3 07	Q4 07	Q1 08	Q2 08	Q2 08 LTM

Net income (loss)	21	(72)	6	13	(32)

Minority interest	4	2	3	2	11

Income tax expense	-	61	5	27	93

Interest expense (net of interest capitalized)	32	52	25	33	142

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	57	43	39	75	214

Depreciation and amortization of other intangibles	52	55	55	57	219

Total EBITDA including minority interest (2)	109	98	94	132	433

Restructuring and restructuring related expenses	3	18	4	6	31

New Aftermarket customer changeover costs (5)	5	-	-	7	12

Total Adjusted EBITDA including minority interest(3)	117	116	98	145	476

	Q3 06	Q4 06	Q1 07	Q2 07	Q2 07 LTM

Net income	7	15	5	41	68

Minority interest	2	2	2	2	8

Income tax expense (benefit)	4	(12)	2	20	14

Interest expense (net of interest capitalized)	30	34	40	40	144

EBIT, Income before interest expense, income taxes and minority interest (GAAP measure)	43	39	49	103	234

Depreciation and amortization of other intangibles	45	48	48	50	191

Total EBITDA including minority interest (2)	88	87	97	153	425

Restructuring and restructuring related expenses	7	6	2	2	17

New Aftermarket customer changeover costs (5)	-	-	-	-	-
Pension Curtailment (6)	-	(7)	-	-	(7)
Reserve for receivables from former affiliate	-	3	-	-	3

Total Adjusted EBITDA including minority interest(3)	95	89	99	155	438
(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including minority interest represents income before interest expense, income taxes, minority interest and depreciation and amortization.  EBITDA including minority interest is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including minority interest calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including minority interest should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including minority interest because it regularly reviews EBITDA including minority interest as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including minority interest for similar purposes.  Tenneco also believes EBITDA including minority interest assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors.  However, the EBITDA including minority interest measure presented may not always be comparable to similarly titled measures reported by may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including minority interest is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including minority interest have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including minority interest to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including minority interest is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including minority interest and adjusted EBITDA including minority interest.

(5) Represents costs associated with changing new aftermarket customers from their prior suppliers to an inventory of our products. Although our aftermarket business regularly incurs changeover costs, we specifically identify in the table above those changeover costs that, based on the size or number of customers involved, we believe are of an unusual nature for the quarter in which they were incurred.

(6) In August 2006, we announced that we were freezing future accruals under our U.S. defined benefit pension plans for substantially all our U.S. salaried and non-union hourly employees effective December 31, 2006. In lieu of those benefits, we are offering additional benefits under defined contribution plan.

(7) As disclosed in Tenneco's Form 10-K/A filed August 14, 2007, Tenneco restated its financial results for the years ended December 31, 2004, 2005 and 2006 and for the quarters ended March 31, 2006 and 2007, June 30, 2006 and September 30, 2006. The amounts presented in this table reflect the results of the restatement.

CONTACT:
Tenneco Inc.
Jane Ostrander
Media Relations
847 482-5607
jostrander@tenneco.com
or
Leslie Hunziker
Investor Relations
847 482-5042
lhunziker@tenneco.com